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                                  Exhibit 21.1

                              LIST OF SUBSIDIARIES
                                OF THE REGISTRANT

                                                 Jurisdiction of Incorporation
          Subsidiary                                    or Organization
----------------------------------               -----------------------------


1.  P-Com United Kingdom, Inc.                              Delaware

2.  P-Com (BARBADOS) FSC Limited                            Barbados

3.  P-Com Finance Corporation                               Delaware

4.  Geritel S.p.A.                                            Italy

5.  P-Com Network Services, Inc.                            Delaware

6.  P-Com GmbH                                               Germany

7.  Technosystem S.p.A.                                       Italy

8.  Control Resources Corporation                           Delaware

9.  Telematics, Inc.                                        Virginia

10. P-Com Services (UK) Limited                              England

11. RT Masts Limited                                         England

12. Telesys (UK) Limited                                     England